UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2017

OPTEC INTERNATIONAL, INC.
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(Exact name of Registrant as specified in its charter)

Wyoming --------------------------------- (State or other jurisdiction of incorporation)	333-198993 ------------------------------- (Commission File Number)	45-5552519 ------------------------------------- (IRS Employer Identification No.)
2721 Loker Avenue West
Carlsbad, CA 92010
(760) 444-5566
www.OptecIntl.com
(Address and telephone number of registrant’s principal executive offices and principal place of business)

1010 Industrial Road, Suite 70
Boulder City, Nevada, 89005
702-769-4529
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  1.01 Entry into a Material Definitive Agreement.

On October 4, 2017 twenty million (20,000,000) shares of common shares were issued to Optimized Fuel Technologies for the Exclusive International Licensing Rights Agreement to Optimized Fuel Technologies' for Optec Fuel Maximizer devices. The cost basis for the acquisition was $2,000,000 representing $.10 per share. The Optec Fuel Maximizer is an on demand technology designed for computer controlled gasoline and diesel engines for improved fuel efficiency while simultaneously reducing harmful emissions. We believe that the technology can reduce greenhouse gas emissions which in turn could conceivably aid in making the air much healthier in our cities.  (For further information on Optec Products acquired-www.optecmpg.com)

Item 3.02 Unregistered Sale of Equity Securities.

On October 4, 2017, the Company issued twenty million (20,000,000) shares of common shares to Optimized Fuel Technologies for the Exclusive International Licensing Rights Agreement to Optimized Fuel Technologies' for Optec Fuel Maximizer devices with a fair value of $2,000,000. The Common Shares were issued in exchange for the international licensing rights of the seller Optimized Fuel Technologies., a third party, pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Section 4(a)(2) thereunder, based upon the nature of the transaction and the representations of the seller of the license.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2017 (“The Effective Time”), Stan Windhorn resigned as Secretary of the Company and Peter Sollenne, CEO and CFO was appointed Secretary. As a result of Stan Windhorn’s resignation his 49,700,000 shares were cancelled and an option agreement was entered into between the Company and Stan Windhorn for the purchase of one million shares of common stock at $5.00 per share. Stan Windhorn’s resignation was not the result of any disagreement on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

Item 8.01 Other Events

On October 4, 2017 the Company changed its address to 2721 Loker Avenue West, Carlsbad, CA 92010; telephone: (760) 444-5566. The Company’s website is www.OptecIntl.com in relation to its international licensing rights as discussed in Item 1.01 herein. The Company currently continues to maintain its website for additional product lines at greenmeadowproducts.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Optec International, Inc. (Registrant)
October 9, 2017	By:	/s/ Peter Sollenne
		Name:	Peter Sollenne
		Title:	Chief Executive Officer